Exhibit 23.04

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-129195, No. 333-129195-01 and No. 333-129195-02) and related Prospectus of Lehman Brothers Holdings Inc., Lehman Brothers Holdings E-Capital LLC I and Lehman Brothers Holdings E-Capital Trust I for the registration and exchange of $300,000,000 of Lehman Brothers Holdings E-Capital Trust I floating rate enhanced capital advantaged preferred securities and related securities and to the incorporation by reference therein of our reports dated February 13, 2006, with respect to the consolidated financial statements and schedule of Lehman Brothers Holdings Inc., Lehman Brothers Holdings Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lehman Brothers Holdings Inc., included in its Annual Report (Form 10-K) for the year ended November 30, 2005, filed with the Securities and Exchange Commission.

New York, New York
May 10, 2006